Project VISION

Discussion Materials for

The Board of Directors

September 15, 2003

                                                   Exhibit (C)(2)

Table of Contents

1.

1.

Summary of Proposed Transaction

2.

Overview of VISION

3.

Transaction Analysis

Project VISION

CONFIDENTIAL

1. Summary of Proposed Transaction

Project VISION

CONFIDENTIAL

Summary of Proposed Transaction

Transaction Overview

   Viewlocity, Inc. (“VISION”), a publicly-traded software company, is restructuring and merging
(together, the “Transaction”) with and into a newly capitalized acquisition entity (“Newco”), initially to be wholly-owned by Investcorp.  Simultaneously with the Transaction, Newco will be capitalized through equity investments of not less than $7 million in the aggregate.

    As part of the Transaction, the existing debt will be restructured as follows:

Silicon Valley Bank (“SVB”) will transfer the existing line of credit to Newco and waive all covenant defaults as of the date of closing.  After the Transaction and subsequent equity infusion, Newco will be in compliance with all bank covenants.

CommVest, LLC Lease Agreement

A portion of the outstanding principal amount will be forgiven and the balance will decrease from approximately $1.0 million to approximately $0.8 million.

Westbridge Ventures (“WBV”), an affiliate of Trust Company of the West (“TCW”)

The $1.5 million outstanding under an unsecured short-term note payable will be forgiven.

Of the $6.5 million outstanding under an unsecured long-term note payable, $2.5 million will be forgiven.

Project VISION

CONFIDENTIAL

Summary of Proposed Transaction

Transaction Overview (cont’d)

  VISION’s equity holders, including Common and Series A Preferred, will receive total cash consideration of $1,000.

Each share of Common Stock shall be converted into the right to receive cash in an amount equal to $80 divided by total common shares outstanding.

Each share of Series A Preferred Stock (the “Series A Preferred”) shall be converted into the right to receive cash in an amount equal to $920 divided by total Series A Preferred shares outstanding.  The majority (approximately 70%) of the holders of the Series A Preferred have agreed to convert their holdings into the right to receive the cash consideration and will sign consents at announcement.

   Newco will issue to TCW Series A Participating Preferred (the “New Series A”) shares in Newco equal to 5% of the fully diluted equity assuming a 15% option pool.  In addition, Newco will issue to
TCW nominal warrants to purchase common stock in Newco equal to 2.5% of the fully diluted equity of Newco.

Fully

Diluted

Shareholders of Newco

Ownership

Sr A Participating Preferred (Investcorp)

77.5%

Sr A Participating Preferred (TCW)

5.0%

Common Warrants (TCW)

2.5%

Option Pool

15.0%

Total

100.0%

CONFIDENTIAL

Project VISION

Summary of Proposed Transaction

Transaction Overview (cont’d)

Selected Balance Sheet Items

Pre

Post

Post

Restructuring

Restructuring

Merger

(in 000s)

06/30/03

9/30/03 E

Restructuring

9/30/03 E

9/30/03 E

Cash

$5,025

$999

-

$999

$8,499

Short-term debt

$3,014

$2,569

($1,500)

$1,069

$1,069

Capital lease obligations (current portion)

937

1,047

(230)

817

817

Long-term debt

6,500

6,500

(2,500)

4,000

4,000

Capital lease obligations

42

73

-

73

73

Total Debt

$10,493

$10,189

($4,230)

$5,959

$5,959

Equity

Convertible Preferred Stock - Series A

$25,858

$25,858

($25,858)

-

-

Convertible Preferred Stock - NEW Series A

-

-

-

7,500

Common Stock

59

59

59

59

Additional Paid-In Capital

175,378

175,378

25,858

201,236

201,236

Retained Earnings

(192,583)

(191,444)

(191,444)

(191,444)

Cumulative Translation Adjustment

(373)

(545)

(545)

(545)

Total Equity

$8,339

$9,306

-

$9,306

$16,806

Source: VISION 10-Q dated June 30, 2003 and VISION management's projections.

CONFIDENTIAL

Project VISION

Summary of Proposed Transaction

Background of Transaction

   On November 15, 2002, Viewlocity (then private) merged into Synquest, a struggling, publicly-
traded software company.

   Concurrently with the Synquest merger, VISION completed the previously announced private placement of 11,132,828 shares of the newly created Series A Preferred for total consideration of
$27.8 million.  Of the total consideration, $24.6 million consisted of cash and $3.2 million consisted of conversion of outstanding loans previously made by certain of the purchasers.  Approximately
$4.0 million of the proceeds was used to repay principal and accrued interest on indebtedness.

   As of December 31, 2002, the combined company had $15.1 million in cash on the balance sheet.
VISION is projecting to have just under $1 million on the balance sheet as of September 30, 2003.

   On July 10, 2003, in need of cash, VISION’s management decided to pursue financial and strategic partners. A 30-day process yielded discussions and exchange of information with approximately 30 potential financial and strategic partners.

CONFIDENTIAL

Project VISION

Summary of Proposed Transaction

Background of Transaction (cont’d)

   VISION had multiple discussions with the following parties:

Party B (name intentionally omitted due to a confidentiality agreement)

Party C (name intentionally omitted due to a confidentiality agreement)

Sprout Ventures
Vector Capital
Finmatica
Manugistics

HIG Ventures

Investcorp

   The process culminated on August 12, 2003 when the Company received three Letters of Intent:

Party B (name intentionally omitted due to a confidentiality agreement)

Investcorp

Party C (name intentionally omitted due to a confidentiality agreement)

   In August 2003, VISION announced in its 10-Q filing that it had defaulted on its $1.5 million bank line with SVB and was in cross default under its $6.5 million in Long-Term Notes with WBV.  The creditors have agreed not to force VISION into bankruptcy as long as VISION completes the
Transaction.

CONFIDENTIAL

Project VISION

Summary of Proposed Transaction

Summary of Proposals

Investcorp

Ameritege

Gores

Purchase Price of Equity

$1,000

$0

$0

Consideration to:

    Common

    Series A Preferred

$80

$920

-

-

Asset Purchase

No

No

Yes

(1)

Repayment of Secured Creditors

(2)

No

(3)

Yes; in full

(4)

No

Restructuring of WBV Debt - $8 million

Yes

Yes

Yes

Terms of Restructuring

At a 50% discount;

$1.5 million in short-

term debt and $2.5

million in long-term

debt will be forgiven.

Also being issued

New Series A shares

in Newco equal to

5% of the fully

diluted equity and

warrants equal to

2.5% of the fully

diluted equity.

Will be satisfied with

Junior Convertible

Preferred Security in

the amount of $3

million.

Will convert to 20%

equity interest, after

recoupment of initial

investment.

Assumption of Other Liabilities

Yes; remaining

liabilities of VISION.

Yes; remaining

liabilities of VISION.

Yes; specified

liabilities.

Renegotiation of Atlanta Office Lease

Yes; termination

Yes; termination

No

Bankruptcy Filing (Ch.11) Expected

No

No

Yes

New Cash Infusion

At least $7,000,000

$5,000,000

No

No Shop Clause

Yes

Yes

No

M&A Fee

$500,000

(5)

No

No

(1)

The purchase price payable for the Operating Assets and the assumption of the Operating Liabilities shall be equal to $1.0 million.

Purchase price assumes net working capital deficit equal to Operating Liabilities minus Operating Assets of no greater than $2.5 million.

To the extent that it is greater than $2.5 million, the purchase price will be reduced pro rata.

(2)

Secured creditors are Silicon Valley Bank and Commvest, LLC.

(3)

Existing line of credit with Silicon Valley Bank will be rolled over and the Commvest, LLC Lease Agreement will be renegotiated.

(4)

Assumes $5 million cash balance from June 30, 2003 balance sheet.

(5)

Paid to Investcorp.

CONFIDENTIAL

Project VISION

Summary of Proposed Transaction

Transaction Timeline

September 2003

October 2003

S

M

T

W

T

F

S

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

26

27

28

29

30

Timing

Event

Monday, September 15th

- Fairness opinion delivered to VISION Board of Directors

- Receive final approval from VISION Board and PARENT Investment Committee

- Sign merger agreement

Tuesday, September 16th

- Announce transaction

Wednesday, September 17th

- File 8-K and Information Statement with SEC

S

M

T

W

T

F

S

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

26

27

28

29

30

31

CONFIDENTIAL

Project VISION

Summary of Proposed Transaction

Implied Valuation

Net Debt Calculation

Restructured

(in 000s)

06/30/03

(1)

9/30/03E

(2)(3)

Short-term debt

$3,014

$1,069

Capital lease obligations (current portion)

937

817

Long-term debt

6,500

4,000

Capital lease obligations

42

73

Total Debt

$10,493

$5,959

Less: Cash

(5,025)

(999)

Implied Firm Value

$5,468

$4,960

(1)

Source: VISION 10-Q dated June 30, 2003.

(2)

Source: VISION management's projections.

(3)

Includes forgiveness of $4.0 million in debt by TCW and capital lease restructuring.

Implied Firm Value Multiples

Post Restructuring

Firm Value /

Firm Value /

Firm Value /

Revenue

EBITDA

EBIT

Latest Twelve Months

0.38x

NM

NM

Last Quarter (6/30) Annualized

0.30x

NM

NM

CY 2003 Projected

0.32x

NM

NM

CONFIDENTIAL

Project VISION

2. Overview of VISION

CONFIDENTIAL

Project VISION

1/6/03:  SynQuest Inc.
Changes Company
Name to Viewlocity Inc.

2/7/03:  Viewlocity Inc.
Announces Year-End
and Fourth Quarter
2002 Earnings

5/2/02:  Viewlocity Inc.
Announces First
Quarter Results

11/15/02:  SynQuest
Inc. Completes Merger
with Viewlocity Inc.

8/14/03:  Viewlocity Inc.
Files 2nd Quarter 10-Q

Overview of VISION

VISION Price / Volume Graph (Since November 15, 2002)

$0.00

$0.10

$0.20

$0.30

$0.40

$0.50

$0.60

$0.70

$0.80

$0.90

$1.00

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

0

25

50

75

100

125

150

175

200

Average Daily Volume:

6,051

Price (9/11/03):

$0.10

Average Price:

$0.36

High Price:

$0.62

Low Price:

$0.08

Project VISION

CONFIDENTIAL

Overview of VISION

Relative Stock Performance (Since November 15, 2002)

10

20

30

40

50

60

70

80

90

100

110

120

130

140

VISION

NASDAQ

Dow Jones

S&P 500

CONFIDENTIAL

Project VISION

Overview of VISION

VISION Income Statements

FY

FY

FY

2002

2003

2004

2,666

4,028

6,250

1,333

5,481

5,254

2,719

6,101

3,479

6,718

15,609

14,982

114

114

-

314

1,060

725

3,023

5,890

2,327

3,451

7,064

3,052

2,552

3,914

6,250

1,019

4,421

4,529

(304)

210

1,151

3,267

8,545

11,930

9,839

5,561

4,868

2,115

1,258

778

5,972

5,308

3,287

3,472

3,655

2,573

21,398

15,781

11,505

(18,131)

(7,236)

425

2,007

1,475

680

1,005

1,557

-

272

-

-

2,662

(3,490)

250

(24,077)

(6,778)

(505)

(2,818)

(648)

(500)

(26,895)

(7,426)

(1,005)

5

-

-

(26,900)

(7,426)

(1,005)

Q1 Actual

Q2 Actual

Q3 Budget

Q4 Budget

Q1 Budget

Q2 Budget

Q3 Budget

Q4 Budget

Revenue

License

1,047

1,131

600

1,250

1,300

1,450

1,650

1,850

Support

1,539

1,351

1,311

1,280

1,289

1,301

1,319

1,345

Services

2,356

1,675

1,263

807

922

897

897

762

   Total revenue

4,942

4,157

3,174

3,336

3,511

3,648

3,866

3,958

Cost of revenue

Licenses

28

86

-

-

-

-

-

-

Support

285

339

182

254

181

181

181

181

Services

2,142

1,808

1,178

762

582

582

582

582

   Total cost of revenue

2,455

2,233

1,360

1,016

763

763

763

763

Gross profit

Licenses

1,019

1,045

600

1,250

1,300

1,450

1,650

1,850

Support

1,254

1,012

1,129

1,026

1,108

1,119

1,137

1,164

Services

214

(133)

85

44

340

315

315

180

   Total gross profit

2,487

1,924

1,814

2,320

2,748

2,885

3,103

3,195

Operating expenses

Sales

1,601

1,488

1,276

1,196

1,169

1,186

1,230

1,284

Marketing

479

373

209

197

194

194

194

194

Research and development

1,747

1,457

1,167

937

865

830

795

795

General and administrative

1,072

876

980

727

643

643

643

643

   Total operating expenses

4,899

4,194

3,632

3,057

2,872

2,854

2,863

2,917

Operating income (EBITDA)

(2,412)

(2,270)

(1,818)

(736)

(123)

31

240

278

Depreciation

483

375

323

294

230

177

149

124

Amortization

519

519

519

-

-

-

-

-

Stock Based Compensation

-

-

-

-

-

-

-

-

Restructuring one-time charges

9

-

(3,849)

350

250

-

-

-

EBIT

(3,423)

(3,164)

1,189

(1,380)

(603)

(146)

91

154

Interest Income (Expense), Other net

(243)

(230)

(50)

(125)

(125)

(125)

(125)

(125)

Pretax Income

(3,666)

(3,394)

1,139

(1,505)

(728)

(271)

(34)

29

Income tax expense

-

-

-

-

-

-

-

-

Net Income

(3,666)

(3,394)

1,139

(1,505)

(728)

(271)

(34)

29

Source: VISION 10-Q dated June 30, 2003 and VISION management's projections.

Fiscal Year 2004

Fiscal Year 2003

CONFIDENTIAL

Project VISION

Overview of VISION

VISION Fully-Diluted Ownership

Series A

Common

Preferred

Total

Total

Shareholder

Shares

Shares

(1)

Shares

Ownership

Battery Ventures

703,887

2,400,000

3,103,887

18.2%

Liberty Mutual Insurance

898,825

1,400,000

2,298,825

13.5%

Warburg Pincus

1,504,210

686,828

2,191,038

12.9%

North Bridge Venture Partners

-

1,498,111

1,498,111

8.8%

Venrock Associates

-

1,498,111

1,498,111

8.8%

Ticonderoga

-

1,300,000

1,300,000

7.6%

Lucent Venture Partners

-

895,234

895,234

5.3%

Sub-Total

3,106,922

9,678,284

12,785,206

75.1%

All Others

1,344,145

1,454,544

2,798,689

16.4%

Public Float

1,442,587

-

1,442,587

8.5%

Total

5,893,654

11,132,828

17,026,482

100.0%

(1)

Concurrently with the Synquest merger on November 15, 2002, VISION completed the previously announced private placement of 11,132,828 shares of the newly created Series A Preferred for total consideration of $27.8 million.

CONFIDENTIAL

Project VISION

Overview of VISION

Discussion of Debt Situation from 10-Q dated June 30, 2003

   At June 30, 2003, VISION had short-term debt of $3.0 million, comprised of $1.5 million outstanding under a line of credit with SVB and $1.5 million outstanding under an unsecured note payable to entities affiliated with WBV that was due and payable on August 15, 2003 (the “WBV
Short-Term Note”).

   Currently in default under the line of credit with SVB which is secured by all of VISION’s assets.
On August 1, 2003, SVB gave notice of default and exercised its right to increase the interest rate payable on the line by 5% per annum so that rate was increased to SVB’s most recent prime rate plus
6.0% per annum.

   VISION did not pay, nor did it have sufficient funds to pay, the amounts payable under the WBV
Short-Term Note when it came due on August 15, 2003.

   As of June 30, 2003, VISION had $6.5 million in long-term unsecured notes payable to WBV (the
“WBV Long-Term Notes”).  VISION’s default under the line of credit with SVB resulted in a cross default under the WBV Long-Term Notes.  Upon the occurrence of certain events of default under the WBV Long-Term Notes, including a cross default, the holders of a majority of the WBV Long-
Term Notes may at any time at their option, by notice or notices to VISION, declare all the WBV
Long-Term Notes then outstanding to be immediately due and payable.

CONFIDENTIAL

Project VISION

3. Transaction Analysis

CONFIDENTIAL

Project VISION

Transaction Analysis

We have prepared a valuation analysis of VISION using three valuation methodologies, as outlined below

These analyses will form the analytical basis for our advisory work with VISION’s
Board

Methodology

Comment

I.   Liquidity Analysis

Looks at ratios and operating statistics of recent software company bankruptcies

II.  Precedent Acquisition Transactions

Applies revenue multiples from a selected group of relevant precedent M&A transactions

III. Comparable Public Companies

Based on revenue, EBITDA, EBIT and earnings multiples of selected comparable public companies

CONFIDENTIAL

Project VISION

Transaction Analysis

Liquidity Analysis – Recent Software Bankruptcies

  We performed an analysis of key balance sheet metrics focusing on the liquidity of software companies just before they filed for bankruptcy.

($ in millions)

Accrue

Evolve

06/30/03

09/30/03

Software

(1)

Engage

(2)

Software

(3)

VLCY

VLCY

(4)

Date of Bankruptcy Filing

08/15/03

06/19/03

03/20/03

Cash as % of Current Assets

41.2%

57.6%

51.2%

58.1%

21.1%

Cash as % of Total Assets

19.3%

45.3%

38.6%

18.3%

4.6%

Cash as % of Book Equity

116.5%

NM

NM

60.3%

10.7%

Cash as % of Tangible Net Worth

NM

NM

NM

NM

NM

Net Working Capital

(5)

($1.9)

($8.3)

($6.9)

($7.6)

($4.0)

Tangible Net Worth

(6)

($0.4)

($2.3)

($1.6)

($8.1)

($6.6)

Total Debt / Total Tangible Assets

2.4%

15.1%

39.6%

94.4%

174.1%

Interest Coverage (EBITDA / Interest Expense)

NM

NM

NM

NM

NM

Defaulted on Debt

No

No

No

(7)

Yes

Yes

Selected Balance Sheet Items

Accrue

Evolve

06/30/03

09/30/03

Software

(1)

Engage

(2)

Software

(3)

VLCY

VLCY

(4)

Cash

$0.7

$5.0

$5.4

$5.0

$1.0

Current Assets

$1.6

$8.6

$10.6

$8.7

$4.7

Goodwill and other intangibles

$0.9

$0.0

$0.1

$16.4

$15.9

Total Assets

$3.4

$11.0

$14.0

$27.5

$21.8

Current Liabilities

$2.9

$12.0

$12.1

$11.3

$7.7

Short-term Debt

$0.1

$0.3

$2.9

$4.0

$3.6

Long-Term Debt

$0.0

$1.4

$2.6

$6.5

$6.6

Total Debt

$0.1

$1.7

$5.5

$10.5

$10.2

Book Equity

$0.6

($2.3)

($1.4)

$8.3

$9.3

# of days from last financial filing to bankruptcy

230

139

79

(1)

Source: 10-Q dated 12/28/02.  Filed for bankruptcy on August 15, 2003.

(2)

Source: 10-Q dated 01/31/03.  Filed for bankruptcy on June 19, 2003.

(3)

Source: 10-Q dated 12/31/02.  Filed for bankruptcy on March 20, 2003.

(4)

Based on VISION's projections before debt restructuring.

(5)

Net working capital is defined as current assets not including cash minus current liabilities.

(6)

Tangible net worth is defined as book equity minus goodwill and other intangibles.

(7)

On February 13, 2003, Evolve Software and the bank entered into a Forebearance Agreement.

CONFIDENTIAL

Project VISION

Transaction Analysis

Precedent M&A Transactions Valuation Analysis

We performed an analysis of relevant historical M&A transactions involving publicly-
traded companies to review key valuation metrics

Valuation Multiples Relative to Precedent M&A Transactions

Reference Range

Median

VISION

Low

High

Multiple

Transaction

Software (6 transactions)

Latest Twelve Months Revenues

   0.2x

   1.0x

    0.4x

   0.38x

LQA Revenue

   0.3x

   0.4x

    0.4x

   0.30x

CONFIDENTIAL

Project VISION

Transaction Analysis

Precedent M&A Transactions Valuation Analysis (cont’d)

($ in millions, except per share data)

Target

Acquirer

Announced

Date

Completed

Date

Transaction

Value ($MM)

Enterprise

Value

($MM)

Equity

Value /

LTM

Revenue

Enterprise

Value/

LTM

Revenue

Equity

Value /

LQA

Revenue

Enterprise

Value/ LQA

Revenue

Made2Manage Systems Inc.

(1)

Battery Ventures IV, L.P.

05-Jun-03

11-Aug-03

$29.4

$12.8

1.0

x

0.4

x

1.0

x

0.4

x

Engage Inc.

(2)

JDA Software Group

04-Aug-03

04-Aug-03

3.8

3.8

NA

NA

NA

NA

Vista Software Solutions Inc.

JDA Software Group

05-May-03

05-May-03

4.3

4.3

1.0

x

1.0

x

NA

NA

Viador

(3)

MASBC

19-Sep-02

17-Mar-03

2.5

1.1

0.5

x

0.2

x

0.6

x

0.3

x

oneREV Inc.

Agile Software

31-Dec-02

31-Dec-02

1.7

1.7

NA

NA

NA

NA

PRAJA

TIBCO Software

18-Sep-02

18-Sep-02

3.5

3.5

NA

NA

NA

NA

Mean

0.8

x

0.5

x

0.8

x

0.4

x

Median

1.0

x

0.4

x

0.8

x

0.4

x

Source: Company SEC filings and press releases.

Enterprise value is assumed to equal equity value when relevant information is not available.

(1) Excludes restructuring charges and benefits.

(2) Target's assets were purchased out of bankruptcy.

(3) Excludes restructuring expenses, impairments of goodwill, intangible assets and equipment held for sale and amortization of capitalized software, goodwill and deferred stock-based compensation charges and debt.

CONFIDENTIAL

Project VISION

Transaction Analysis

Comparable Public Company Valuation Analysis

We performed an analysis of a group of companies we deem comparable to VISION from the investment community perspective. The companies are micro-cap software companies that either trade on the OTC Bulletin Board or are currently struggling to maintain their listings on their respective exchanges.

Valuation Multiples Relative to Comparable Publicly-Traded Companies

Comparable Company

Reference Range

Median

Low

High

Multiple

Transaction

Micro-Cap Software Companies (5 companies)

Latest Twelve Months Revenues

0.2x

1.0x

0.4x

    0.38x

CY 2003E Revenues

NA

NA

NA

    0.32x

Latest Twelve Months EBITDA

NM

NM

NM

NM

Latest Twelve Months Price/Earnings

NM

NM

NM

NM

CONFIDENTIAL

Project VISION

Transaction Analysis

Comparable Public Company Analysis – Selected Micro-Cap Software Comparables

($ in millions, except per share data)

Valuation Multiples

Enterprise Value /

Enterprise Value /

Long-Term

Equity

Enterprise

9/11/03

Revenue

EBITDA

Price / Earnings

Projected

P/E to Growth

Ticker

Value

Value

Price

LTM

2003E

2004E

LTM

2003E

2004E

LTM

2003E

2004E

Growth Rate

2003E

2004E

Catalyst International

(1)

CLYS.OB

$10.9

$8.6

$1.39

0.3 x

NA

NA

NM

NA

NA

NM

NA

NA

NA

NA

NA

NetPerceptions

(2)

NETP

12.9

(46.7)

0.47

NM

NA

NA

NM

NA

NA

NM

NA

NA

19.0%

NA

NA

Sagent Technology

(3)

SGNT.OB

5.4

7.7

0.12

0.2 x

NA

NA

NM

NA

NA

NM

NA

NA

NA

NA

NA

SEEC, Inc.

(4)

SEEC

8.6

3.5

1.16

0.6 x

NA

NA

NM

NA

NA

NM

NA

NA

20.0%

NA

NA

ViryaNet

VRYA

6.2

7.7

2.30

1.0 x

NA

NA

NA

NA

NA

NM

NA

NA

13.3%

NA

NA

Mean

0.5 x

NA

NA

NA

NA

NA

NA

NA

NA

17.4%

NA

NA

Median

0.4 x

NA

NA

NA

NA

NA

NA

NA

NA

19.0%

NA

NA

_____________________

Source: Company SEC filings.

Enterprise Value includes equity market capitalization and book value of total debt and preferred stock, net of cash.

2003 and 2004 Revenue, EBITDA, EPS and Long-Term Growth Rate projections are Street estimates.

(1)

Excludes separation costs.

(2)

Excludes restructuring charges and impairment of goodwill and other intangibles.

(3)

Excludes human capital restructuring charges.

(4)

Excludes restructuring expenses.

Operating Performance

Financial Data

Leverage

LTM

FY

LTM Operating Margins

Revenues

EBITDA

EPS

Debt/

Debt/

Ticker

Ending

Ending

Gross

EBITDA

EBIT

Net

LTM

2003E

2004E

LTM

2003E

2004E

LTM

2003E

2004E

Total Cap

Mkt Cap

Catalyst International

(1)

CLYS.OB

6/03

12/02

37.9%

NM

NM

NM

$28.4

-

-

($4.3)

-

-

($0.53)

-

-

(170.2%)

14.7%

NetPerceptions

(2)

NETP

6/03

12/02

65.9%

NM

NM

NM

4.0

-

-

(4.0)

-

-

(0.14)

-

-

0.0%

0.0%

Sagent Technology

(3)

SGNT.OB

6/03

12/03

75.0%

NM

NM

NM

32.3

-

-

(4.2)

-

-

(0.28)

-

-

112.4%

130.8%

SEEC, Inc.

(4)

SEEC

6/03

3/03

46.3%

NM

NM

NM

6.3

-

-

(4.8)

-

-

(0.79)

-

-

18.3%

24.6%

ViryaNet

VRYA

6/03

12/02

37.3%

NM

NM

NM

7.7

-

-

NM

-

-

(4.03)

-

-

185.3%

67.1%

Mean

52.5%

NA

NA

NA

$15.8

-

-

($4.3)

-

-

($1.15)

-

-

29.2%

47.4%

Median

46.3%

NA

NA

NA

7.7

-

-

(4.3)

-

-

(0.53)

-

-

18.3%

24.6%

CONFIDENTIAL

24

Project VISION